Exhibit 31.2

Certification of the Company’s Chief Financial Officer Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 7241)

I, Michael A. Johnson, certify that:

1.I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of SandRidge Energy, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael A. Johnson
Michael A. Johnson
Senior Vice President and Chief Financial Officer

Date: June 2, 2020